GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2023 RESULTS
–– Total Revenue Increased 40% over Prior Year Period to $58.0 million –
– Core Revenue Grew 42% over Prior Year Period to $52.0 million–
– Total Written Premium Increased 41% to $638 million–
–Net Loss of $0.2 million versus a net loss of $5.4 million a year ago –
– Adjusted EBITDA of $10.2 million versus $1.3 million in the Prior Year Period –

WESTLAKE, TEXAS – April 26, 2023 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights
•Total Revenues grew organically 40% over the prior-year period to $58.0 million in the first quarter of 2023
•First quarter Core Revenues* of $52.0 million increased 42% over the prior-year period
•First quarter net loss of $0.2 million improved from a net loss of $5.4 million a year ago. EPS of $0.00 per share increased 97% and adjusted EPS* of $0.17 per share increased 289%, over the prior-year period
•Net income margin for the first quarter was 0%
•Adjusted EBITDA* of $10.2 million increased from $1.3 million in the prior-year period
•Adjusted EBITDA Margin* increased 15 percentage points over the prior-year period to 18%
•Total written premiums placed for the first quarter increased 41% over the prior-year period to $637.7 million
•Policies in force grew 23% from the prior-year period to approximately 1,354,000
•Corporate sales headcount of 276 was down 44% year-over-year
•Operating franchises grew 9% compared to the prior-year period to 1,387
•Total franchise producers grew 10% from a year ago to 2,098

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We delivered an exceptional start to 2023 that further reinforces the consistency and strength of our business. We are starting to see very tangible results from our efforts to upgrade much of the senior and middle leadership teams and manage the business in a smarter, more sophisticated and scalable way. I am really proud of how well our team is working together with singular focus on winning and creating value. In the first quarter, total revenues increased 40%, core revenues grew 42% and adjusted EBITDA margin increased 15 percentage points,” stated

Mark E. Jones, Chairman and CEO. “Premiums were up 41% for the quarter, driven by new business, client retention of 88%, and ongoing carrier rate increases. We also saw continued significant improvement in our agent productivity levels driven by culling of underperforming agents and improvements in management, recruiting and operating functions. We anticipate that the strategic moves we are making will drive strong and profitable growth through the remainder of 2023 and many years beyond. Our already sizable competitive moat in the industry is further expanding given our ongoing improvements in operations, talent, and technology. Our position in the marketplace and our runway for future growth has never been stronger as we continue our disciplined and determined march towards industry leadership.”

First Quarter 2023 Results
For the first quarter of 2023, revenues were $58.0 million, an increase of 40% compared to the corresponding period in 2022. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $52.0 million, a 42% increase from $36.5 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in operating franchises, improved productivity, strong client retention of 88%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 41% in the first quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization, for the first quarter of 2023 were $47.8 million, up 19% from $40.0 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to investments in partnership, technology, marketing, and service functions. Equity-based compensation increased to $6.6 million for the period, compared to $5.8 million a year ago. Bad debt expense of $1.7 million increased from $0.8 million a year ago due to increased terminations of signed franchises that have yet to launch. General and Administrative expenses are also higher versus a year ago due to investments in technology, systems and marketing efforts to drive growth and continue to improve the client experience.

Net loss in the first quarter of 2023 was $0.2 million versus a net loss of $5.4 million a year ago, with the improvement due to strong revenue growth and expense discipline. Earnings per share and Net Income Margin for the first quarter of 2023 were $0.00 and 0%, respectively. Adjusted EPS for the first quarter of 2023, which excludes equity-based compensation, was $0.17 per share. Total Adjusted EBITDA was $10.2 million for the first quarter of 2023 compared to $1.3 million in the prior-year period. Adjusted EBITDA Margin of 18% was up 15 points in the quarter.

Liquidity and Capital Resources
As of March 31, 2023, the Company had cash and cash equivalents of $24.6 million. We had an unused line of credit of $49.8 million as of March 31, 2023. Total outstanding term note payable balance was $93.1 million as of March 31, 2023.

Chief Legal Officer Ryan Langston Stepping Down
The company announced that Ryan Langston, Chief Legal Officer and Corporate Secretary, will be leaving his full time role with Goosehead to become President of N5B Capital, the Jones family’s investment firm. Ryan will continue to support Goosehead in an advisory role to the board. John O’Connor, the company’s General Counsel, will assume full oversight of all legal and Corporate Secretary functions at Goosehead, effective June 2, 2023. John has made meaningful contributions to the company over the past year and brings significant prior experience from 15 years of private practice including more than a decade with international law firm Weil, Gotshal & Manges, LLP.

2023 Outlook
The Company is raising its outlook for full year 2023 as follows:
•Total written premiums placed for 2023 are expected to be between $2.86 billion and $2.99 billion, representing organic growth of 29% on the low end of the range to 35% on the high end of the range.
•Total revenues for 2023 are expected to be between $260 million and $267 million, representing organic growth of 24% on the low end of the range to 28% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2023. Adjusted EBITDA margin and a reconciliation to the most comparable GAAP metric are not provided because they cannot be calculated without unreasonable effort.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents approximately 150 insurance companies that underwrite personal lines and small commercial lines risks. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues:
Commissions and agency fees	$25,484	$20,009
Franchise revenues	32,074	20,950
Interest income	397	319
Total revenues	57,955	41,278
Operating Expenses:
Employee compensation and benefits	36,882	31,484
General and administrative expenses	15,856	13,524
Bad debts	1,655	796
Depreciation and amortization	2,093	1,576
Total operating expenses	56,486	47,380
Income (loss) from operations	1,469	(6,102)
Other Income (Expense):
Interest expense	(1,731)	(883)
Loss before taxes	(262)	(6,985)
Tax benefit	(81)	(1,602)
Net loss	(181)	(5,383)
Less: net loss attributable to non-controlling interests	(100)	(3,126)
Net loss attributable to Goosehead Insurance, Inc.	$(81)	$(2,257)
Earnings per share:
Basic	$—	$(0.11)
Diluted	$—	$(0.11)
Weighted average shares of Class A common stock outstanding
Basic	23,206	20,240
Diluted	23,206	20,240

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues:
Core Revenue:
Renewal Commissions(1)	15,818	10,207
Renewal Royalty Fees(2)	22,752	14,002
New Business Commissions(1)	5,517	5,367
New Business Royalty Fees(2)	5,671	4,292
Agency Fees(1)	2,230	2,637
Total Core Revenue	51,988	36,505
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,063	2,296
Interest Income	397	319
Total Cost Recovery Revenue	3,460	2,615
Ancillary Revenue:
Contingent Commissions(1)	1,920	1,798
Other Franchise Revenues(2)	587	360
Total Ancillary Revenue	2,507	2,158
Total Revenues	57,955	41,278
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	30,262	25,696
General and administrative expenses	15,856	13,524
Bad debts	1,655	796
Total	47,773	40,016
Adjusted EBITDA	10,182	1,262
Adjusted EBITDA Margin	18%	3%

Interest expense	(1,731)	(883)
Depreciation and amortization	(2,093)	(1,576)
Tax benefit	81	1,602
Equity-based compensation	(6,620)	(5,788)
Other Income	—	—
Net loss	(181)	(5,383)
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2023 and 2022.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three months ended March 31, 2023 and 2022.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$24,588	$28,743
Restricted cash	1,590	1,644
Commissions and agency fees receivable, net	7,108	14,440
Receivable from franchisees, net	8,928	4,932
Prepaid expenses	13,279	4,334
Total current assets	55,493	54,093
Receivable from franchisees, net of current portion	17,543	23,835
Property and equipment, net of accumulated depreciation	36,564	35,347
Right-of-use asset	42,725	44,080
Intangible assets, net of accumulated amortization	5,172	4,487
Deferred income taxes, net	159,468	155,318
Other assets	4,617	4,193
Total assets	$321,582	$321,353
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$14,236	$15,958
Premiums payable	1,590	1,644
Lease liability	8,218	6,627
Contract liabilities	5,394	6,031
Note payable	7,500	6,875
Total current liabilities	36,938	37,135
Lease liability, net of current portion	62,246	64,947
Note payable, net of current portion	84,893	86,711
Contract liabilities, net of current portion	34,715	40,522
Liabilities under tax receivable agreement	128,773	125,662
Total liabilities	347,565	354,977
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 23,379 shares issued and outstanding as of March 31, 2023, 23,034 shares issued and outstanding as of December 31, 2022	232	228
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 14,147 issued and outstanding as of March 31, 2023, 14,471 shares issued and outstanding as of December 31, 2022	143	146
Additional paid in capital	77,566	70,866
Accumulated deficit	(60,754)	(60,570)
Total stockholders' equity	17,187	10,670
Non-controlling interests	(43,170)	(44,294)
Total equity	(25,983)	(33,624)
Total liabilities and equity	$321,582	$321,353
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended March 31, 2023 and 2022 (in thousands):

	Three Months Ended March 31,
	2023	2022
Total Revenues	$57,955	$41,278

Core Revenue:
Renewal Commissions(1)	$15,818	$10,207
Renewal Royalty Fees(2)	22,752	14,002
New Business Commissions(1)	5,517	5,367
New Business Royalty Fees(2)	5,671	4,292
Agency Fees(1)	2,230	2,637
Total Core Revenue	51,988	36,505
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,063	2,296
Interest Income	397	319
Total Cost Recovery Revenue	3,460	2,615
Ancillary Revenue:
Contingent Commissions(1)	1,920	1,798
Other Franchise Revenues(2)	587	360
Total Ancillary Revenue	2,507	2,158
Total Revenues	$57,955	$41,278
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended March 31, 2023 and 2022 (in thousands):

	Three Months Ended March 31,
	2023	2022
Net loss	$(181)	$(5,383)
Interest expense	1,731	883
Depreciation and amortization	2,093	1,576
Tax benefit	(81)	(1,602)
Equity-based compensation	6,620	5,788
Other income	—	—
Adjusted EBITDA	$10,182	$1,262
Net Income Margin(1)	—%	(13)%
Adjusted EBITDA Margin(2)	18%	3%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($(181)/$57,955) and ($(5,383)/$41,278) for the three months ended March 31, 2023 and 2022.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($10,182/$57,955), and ($1,262/$41,278) for the three months ended March 31, 2023 and 2022.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2023 and 2022. Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2023	2022
Earnings per share - basic (GAAP)	$—	$(0.11)
Add: equity-based compensation(1)	0.18	0.16
Adjusted EPS (non-GAAP)	$0.17	$0.04
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$6.6 million/(23.2 million + 14.3 million)] for the three months ended March 31, 2023 and [$5.8 million/ (20.2 million + 16.9 million)] for the three months ended March 31, 2022.

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2023	December 31, 2022	March 31, 2022
Corporate sales agents < 1 year tenured	117	165	297
Corporate sales agents > 1 year tenured	159	155	193
Operating franchises < 1 year tenured (TX)	69	71	62
Operating franchises > 1 year tenured (TX)	244	236	224
Operating franchises < 1 year tenured (Non-TX)	357	401	321
Operating franchises > 1 year tenured (Non-TX)	717	705	661
Total franchise producers	2,098	2,101	1,912
Policies in Force	1,354,000	1,284,000	1,097,000
Client Retention	88%	88%	89%
Premium Retention	102%	100%	94%
QTD Written Premium (in thousands)	$637,711	$584,575	$450,911
Net Promoter Score ("NPS")	91	90	91